Exhibit 16.1
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March 13, 2002



Securities and Exchange Commission
405 Fifth Street, N.W.
Washington, DC
USA  20549

Re:      PC-EPhone, Inc.


We have read the statements included by PC-EPhone, Inc., and subsidiaries under
Item 4 a) of the Form 8-K report, dated March 13, 2002, regarding the recent change of auditors. We agree with such statements made regarding our firm.



Yours truly,

/s/ AMISANO HANSON
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AMISANO HANSON
Chartered Accountants

Vancouver, British Columbia